Exhibit 10.34

BIOFUEL ENERGY CORP.

4,250,000 Shares of Common Stock

Form of Purchase Agreement

June [   ], 2007

Greenlight Capital, L.P.

Greenlight Capital Qualified, L.P.

Greenlight Capital Offshore, Ltd.

Greenlight Reinsurance, Ltd.

2 Grand Central Tower

140 East 45th Street, 24th Floor

New York, NY 10017

Third Point Partners LP

Third Point Partners Qualified LP

Third Point Offshore Fund, Ltd.

Third Point Ultra Ltd.

390 Park Avenue, 18th Floor

New York, NY 10022

Mr. Thomas J. Edelman

667 Madison Avenue, 4th Floor

New York, NY 10021

Ladies and Gentlemen:

BioFuel Energy Corp., a Delaware corporation (the “Company”), proposes to issue and sell to you (each a “Purchaser” and, collectively, the “Purchasers”), an aggregate of 4,250,000 shares of common stock, par value $0.01 share (the “Common Stock”), of the Company (the “Shares”). The issuance and sale to the Purchasers of the Shares is to be consummated substantially simultaneously with the issuance and sale of 5,250,000 shares of Common Stock by the Company pursuant to an Underwriting Agreement dated the date hereof (the “Underwriting Agreement”) among the Company, J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and A.G. Edwards & Sons, Inc., as representatives of the several Underwriters (the “Underwriters”) named therein, to the Underwriters (the “IPO”). As used herein, the term “recapitalization” shall have the meaning assigned thereto in the Prospectus (as defined in the Underwriting Agreement) and the term “contribution” shall refer to the contribution by the Company of the net proceeds of the offering contemplated by this Agreement to BioFuel Energy, LLC, as described in the Prospectus.

1. Purchase of the Shares by the Purchasers.

(a) The Company agrees to issue and sell the Shares to the several Purchasers as provided in this Agreement, and each Purchaser, on the basis of the representations and warranties set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Shares set forth opposite such Purchaser’s name in Schedule 1 hereto at a price per share (the “Purchase Price”) of $[         ].

(b) Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Purchasers, at the location and at the time of the closing of the IPO, subject to the satisfaction of the conditions set forth herein. The time and date of such payment for the Shares is referred to herein as the “Closing Date”.

Payment for the Shares to be purchased on the Closing Date shall be made against delivery to the Purchasers of the Shares to be purchased on such date in definitive form registered in the names of the Purchasers, with any transfer taxes payable in connection with the sale of the Shares duly paid by the Company.

2. Representations and Warranties of the Company. The Company hereby makes the same representations and warranties to each of the Purchasers as the Company makes to the Underwriters pursuant to Section 3 of the Underwriting Agreement. For purposes of this Section 2, each reference in such Section 3 to “Underwriters” shall be deemed a reference to “Purchasers”, each such reference in such Section 3 to the “Underwriting Agreement” (or to “this Agreement” in such Section 3) shall be deemed a reference to this Agreement, each such reference in such Section 3 to the “Shares” shall be deemed a reference to the Shares being issued pursuant to this Agreement, and any references in such Section 3 to the “Additional Closing Date” shall be disregarded.

(a) Registration Rights Agreement. Upon the issuance of the Shares on the Closing Date, the Shares will constitute “Registrable Securities” as defined in the Registration Rights Agreement attached hereto as Exhibit A.

(b) Exchange Listing. The Shares have been included in the Company’s application for listing on the NASDAQ Global Market and the Company’s common stock has been approved for the listing on the NASDAQ Global Market.

(c) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in the Registration Statement (as defined in the Underwriting Agreement), Time of Sale Information (as defined in the Underwriting Agreement), or Prospectus under the heading “Use of Proceeds”.

3. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company, as to itself, as of the date hereof and as of the Closing Date that:

(a) Organization and Qualification. Such Purchaser (other than Mr. Edelman) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, has the requisite corporate or limited partnership power, as applicable, to own its properties and to carry on its business as now being conducted.

(b) Authorization; Enforceability. (i) Such Purchaser (other than Mr. Edelman), has the requisite corporate or limited partnership power and authority, as applicable, to enter into and perform its obligations under this Agreement; (ii) the execution and delivery of this Agreement by such Purchaser (other than Mr. Edelman) and the consummation by such Purchaser (other than Mr. Edelman) of the transactions contemplated hereby have been duly authorized and no further consent or corporate or limited partnership authorization is required therefor; (iii) this Agreement has been duly executed and delivered by such Purchaser; and (iv) assuming due execution and delivery by the Company, this Agreement constitutes the valid and binding obligation of such Purchaser enforceable against it in accordance with its terms, except as such enforceability may be limited to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies or by other equitable principles of general application or by the public policy provisions of federal securities laws.

(c) Knowledge and Experience. Such Purchaser: (i) has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Company; (ii) is prepared to bear the economic risk of such an investment; and (iii) has consulted with its or his own legal, financial, tax, and other advisors to the extent it has deemed appropriate in connection with any investment in the Company, as well as the purchase of the Shares.

(d) Condition to Closing. Such Purchaser acknowledges and agrees that the closing of the purchase and sale contemplated hereby is contingent upon the closing of the IPO, and that if, for whatever reason, the IPO is not completed, the Company shall not be obligated to issue and sell the Shares and such Purchaser shall not be required to purchase the Shares and this Agreement shall terminate in accordance with Section 6 below.

4. Condition of Purchasers’ Obligations. The obligation of each Purchaser to purchase the Shares on the Closing Date as provided herein is subject to the following conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act of 1933, as amended, shall be pending before or threatened by the Securities and Exchange Commission.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date (except to the extent any such representations and warranties expressly relate to an earlier date, in which case, as of such earlier date).

(c) Public Offering Shares. The Underwriters shall have purchased, prior to or substantially simultaneously with the purchase of Shares by the Purchasers hereunder, the Underwritten Shares (as defined in the Underwriting Agreement) at the same purchase price (less any underwriting discount) per share payable by the Purchasers hereunder.

(d) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Shares.

(e) Recapitalization. The recapitalization shall have been effected substantially in accordance with the description thereof in the Registration Statement, Time of Sale Information and Prospectus, each as defined in the Underwriting Agreement.

(f) No Material Adverse Change. No event or condition of a type described in Section 3(f) of the Underwriting Agreement shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Purchasers makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the

Shares on the Closing Date, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(g) Officer’s Certificate. The Purchasers shall have received on and as of the Closing Date, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Purchasers confirming that, to the best knowledge of such officers, the representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(h) Good Standing. The Purchasers shall have received on and as of the Closing Date, satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Underwriters may request under the Underwriting Agreement, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities (as defined in the Underwriting Agreement) of such jurisdictions.

(i) Exchange Listing. The Shares to be delivered on the Closing Date, shall have been approved for listing on the Exchange (as defined in the Underwriting Agreement), subject to official notice of issuance.

(j) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Purchasers such further certificates and documents as the Purchasers may reasonably request.

(k) Legal Opinion. On the Closing Date, the Purchasers shall have received an opinion of Cravath, Swaine & Moore LLP in a form reasonably satisfactory to the Purchasers to the effect that (i) the Shares have been duly and validly authorized, and, when issued and delivered to and paid for by the Purchasers pursuant to this Agreement, will be validly issued, fully paid, and nonassessable, and (ii) this Agreement has been duly authorized, executed and delivered by the Company and, when executed and delivered by each of the Purchasers, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

(l) Closing Date. The Closing Date shall have occurred on or prior to June [   ], 2007.

5. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

6. Termination. This Agreement shall automatically terminate if after the execution and delivery of this Agreement and prior to the Closing Date, the Underwriting Agreement shall have been terminated in accordance with its terms.

7. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

8. Survival. The respective representations, warranties and agreements of the Company and the Purchasers contained in this Agreement shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or the Purchasers.

9. Defined Term. For purposes of this Agreement, the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City.

10. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.

If to the Company:

BioFuel Energy, LLC

1801 Broadway, Suite 1060

Denver, Co 80202

Telecopy: (303) 592-8117

Attention: Michael N. Stefanoudakis

If to Greenlight:

2 Grand Central Tower

140 East 45th Street, 24th Floor

New York, NY 10017

Telecopy: (212) 973-9219

Attention: Andrew Weinfeld

If to Third Point:

390 Park Avenue, 18th Floor

New York, NY 10022

Telecopy: (212) 224-7401

Attention : Daniel S. Loeb

If to Mr. Edelman:

667 Madison Avenue, 4th Floor

New York, NY 10021

Telecopy: (212) 888-6877

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement represents the entire agreement of the parties hereto with respect to the matters addressed in this Agreement. No party shall have the right to assign any of its rights or obligations under this Agreement without, in the case of a Purchaser, the prior written consent of the Company and in the case of the Company, each of the Purchasers.

(c) Waiver of Jury Trial. The Company and the Purchasers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

BIOFUEL ENERGY CORP.

By
Name:
Title:

Accepted: June 12, 2007
GREENLIGHT CAPITAL, L.P.
By
Name:
Title:

GREENLIGHT CAPITAL QUALIFIED, L.P.
By
Name:
Title:

GREENLIGHT CAPITAL OFFSHORE, LTD.
By
Name:
Title:

GREENLIGHT REINSURANCE, LTD.
By
Name:
Title:

THIRD POINT PARTNERS LP
By
Name:
Title:

THIRD POINT PARTNERS QUALIFIED LP
By
Name:
Title:

THIRD POINT OFFSHORE FUND, LTD.
By
Name:
Title:

THIRD POINT ULTRA LTD.
By
Name:
Title:

THOMAS J. EDELMAN

Schedule 1

Purchaser		Number of Shares
Greenlight Capital, L.P.		263,740
Greenlight Capital Qualified, L.P.		1,082,364
Greenlight Capital Offshore, Ltd.		126,153
Greenlight Reinsurance, Ltd.		1,027,743
Third Point Partners LP		177,000
Third Point Partners Qualified LP		170,000
Third Point Offshore Fund, Ltd.		715,000
Third Point Ultra Ltd.		188,000
Mr. Thomas J. Edelman		500,000
	Total	4,250,000

Exhibit A

[Registration Rights Agreement]